Exhibit 99.1

GENEVA ACQUISITION CORPORATION TO ACQUIRE GLOBAL HI-TECH INDUSTRIES LTD. TO FORM
INDIA STEEL AND METALS CORPORATION

Modern steel manufacturer to become first Indian steel company to be public in United States

Management to hold a conference call on Tuesday, December 2nd at 11:00 am

Select Transaction Highlights
•	Profitable and growing state-of-the-art Indian steel manufacturer
•	Well-positioned to benefit from India’s government-incentivized infrastructure build out
•	Attractive valuation on fully diluted basis - pro-forma EV/EBITDA multiple of approximately 2.4x FY on (3/31) 2010 estimated EBITDA.
•
Cash from trust to be used to pursue three value enhancing initiatives: (a) provide needed working capital to increase existing capacity utilization immediately after the acquisition; (b) execute its plant expansion plan to triple manufacturing capacity within 18 months; and (c) finalize mining license for captive ore mine, providing competitive advantage. The first two initiatives are expected to bring FY (3/31) 2009 estimated revenue from $53 million to approximately $118 million in FY (3/31) 2010 and FY (3/31) 2009 estimated EBITDA from $11.1 million to $25.3 million in FY (3/31) 2010.

•
Significant structural transaction enhancements: (a) Geneva’s management intends to declare a single cash dividend of $2.00 per share to the public shareholders of record of the common shares after the consummation of the acquisition; and (b) Geneva’s management plans to further enhance attractive terms by retiring 1.0 million of their own 2.5 million shares.

•	Majority of consideration in stock, with significant earn-outs over four-year period.
•	Track record of financial success: The Company has grown from a startup three years ago to $50 million in revenue and $10.4 million in EBITDA for FY (3/31) 2008.

Quincy, MA - November 28, 2008 - Geneva Acquisition Corp. (NYSE Alternext US: GAC; GAC-WT; GAC-U) (“Geneva”) today announced that it has entered into a definitive agreement for acquiring privately held Global Hi-Tech Industries Ltd. (“GHIL” or the “Company”), an Indian integrated steel producer. With its state-of-the-art manufacturing facility built on approximately 138 acres of land within the last five years, GHIL is a rapidly growing company in an important and expanding infrastructure segment.

The Company has a solid track record of growth and financial success. Revenues grew from $6 million in FY (3/31) 2006 to $50 million in FY (3/31) 2008, while EBITDA during the same period rose from $1.12 million to $10.4 million.

The Company’s current production capacity of 96,000 metric tons per annum (MTPA) is expected to grow more than three-fold to 300,000 MTPA within 18 months following closing. GHIL manufactures three products: (1) structural steel, which is finished, high value-added ‘long’ steel used as beams, columns, and joists; (2) billets, which are intermediate stage products later made into structural steel; and (3) sponge iron, a high ferrous content material produced in either lump or pellet form which is a raw material alternative to scrap steel. Approximately 57% of both billet and sponge iron production is currently sold to other steel plants, but as capacity expands all production of these two intermediate products is intended to be utilized internally. The Company is well situated geographically on the west coast of India enabling easy sea and rail transport, has access to a large and skilled labor pool, and presently has limited local competition. The Company’s website address is www.ironglobal.com.

Demand for structural steel in India has accelerated over the past several years, driven by the growth of the domestic construction industry and supported by both central and state government initiatives for infrastructure development, making this market relatively resistant to economic downturns. Nationwide initiatives have been undertaken by the central government for the expansion, modernization and upgrading of the transport infrastructure, the railroad system, and the electric power distribution system. In addition, the rise of India’s ‘middle class’ has fueled the growth of new full-service townships, shopping malls, and the hospitality industry.

The Transaction
Under the terms of the transaction, Geneva will acquire GHIL to form India Steel and Metals Corporation in a multi-step transaction, initially acquiring 51.6% of GHIL at closing, with an option to acquire an additional 15.7% and plans to then acquire the remaining 32.7%. Both of the two subsequent acquisition tranches are expected to occur within 30 days of closing.

Total consideration for 100% acquisition of GHIL (a proportional amount of such consideration will be paid for each tranche):
•
2.5 million shares of Geneva stock, with approximately 1.29 million shares payable at closing, approximately 390,000 shares and approximately 820,000 shares, respectively, being escrowed for the two remaining tranches of GHIL;

•
$11.7 million cash, with approximately $6.0 million payable at closing, and approximately $1.9 million and approximately $3.8 million, respectively, being escrowed for the two remaining tranches of GHIL;

•	Assumption of up to $18 million of debt;
•	1.0 million shares to be earned upon receipt of mining license if obtained on or prior to March 31, 2010; and,
•	5.66 million contingent earn-out shares to be earned as follows:

As of March 31,	EBITDA Range	Earn-Out Shares*
2010	$20.0 - $25.0 Million	0 - 1,150,000
2011	$35.0 - $40.0 Million	0 - 1,830,000
2012	$45.0 - $55.0 Million	0 - 1,830,000
2013	$55.0 - $60.0 Million	0 - 850,000

* Should certain EBITDA earn-out target levels not be met in a given year but the subsequent year’s target are met, then GHIL’s shareholders are entitled to receive the prior year’s earn-out shares pursuant to a formula in the definitive agreement.

Dividend
In addition, Geneva’s management announces that it intends to declare a single cash dividend of $2.00 per share to the public shareholders of record of the common shares after the consummation of the acquisition of GHIL.

Retirement of Geneva Promoter Shares
Geneva’s management plans to enter into an agreement with the Company to return 1.0 million of their 2.5 million pre-initial public offering shares.

James McGrath, Geneva’s President, commented, “Since our IPO, we have evaluated many acquisition candidates in a variety of industries and geographical locations. Given the deterioration of the stock market and economic environment, several months ago we concluded that our primary target would be, first and foremost, a foreign company in a basic industry that participates in a sector relatively insulated from today’s uncertainties. We believe GHIL is the right company at the right time because we believe it operates in one of the world’s most rapidly growing economies; serves a vital growth infrastructure segment driven by government policies and incentives; and enjoys a strong competitive position in an area characterized by undersupply. Moreover, we believe these driving forces are long-term and sustainable in nature and, we believe, are relatively unaffected by short-term aberrations or even longer term credit problems. To even further enhance the attractiveness of this transaction, Geneva’s management has agreed to give back 1.0 million shares of the 2.5 million shares we initially purchased.”

He continued, “Before signing a definitive agreement, we retained Mott McDermott, an engineering and technical consulting firm, to evaluate the feasibility, timing, and cost of GHIL’s proposed expansion plan. Moreover, Mott McDermott evaluated the Company’s long-term driving forces and financial dynamics, its management, its success to date, and its market opportunity, all in light of today’s economic aberrations and concluded the plan was both sound and executable. By adding R C Krishna as Chairman and Ash Belur as CEO to GHIL’s management team, both Indians who together are highly experienced in SPACs and public capital markets on Wall Street, we add to a terrific operational team the skills needed to make GHIL a larger, more dominant player in its segment.”

R C Krishna, who will be GHIL’s Chairman post closing, commented, “I have known Prakash Rajgarhia, GHIL’s Co-Founder, for several years, and I have followed his entrepreneurial success with GHIL and other companies he has been involved with. Prakash is a builder with a long-term vision, which has enabled him to position the Company for rapid growth to take advantage of today’s economic environment. Knowing the reputations of the Geneva team, and wanting to play yet another role in building an important Indian enterprise, I believe that in today’s market environment this combination represents a great investment opportunity. I look forward to helping to build GHIL into a preeminent force within its industry.”

Mr. Prakash Rajgarhia, Co-Founder of GHIL, noted, “We are delighted to join forces with Geneva. We expect that by devoting the first $5 million of the proceeds from this transaction into our presently constrained working capital we can nearly double our utilization on a near-immediate basis. Further, it will allow us to begin to implement an estimated $35 million capacity expansion program that within 18 months of closing is expected to triple our production capacity to 300,000 MTPA. This expansion plan will help us achieve operational efficiencies by enabling our furnaces to run more continuously, by spreading our overhead over a larger base and through increasing automation content that lowers labor costs and improves quality. By nearly doubling our capacity utilization on a near-immediate basis and by beginning to see initial plant expansion benefits in as little as eight months, we project EBITDA to increase from the $11.1 million we expect for FY (3/31) 2009 to $25.3 million for the following year. I firmly believe that we will achieve our goals for FY (3/31) 2010 and beyond, and through the earn-out we are staking a very large portion of our ownership on that belief. In addition, let me note that we have already secured a governmental indication of approval for our critical initial iron ore prospecting license and upon final approval we will then open an iron ore mine on this approximate 50 acre site that has expected reserves of 15 or more years. This represents both a significant asset in and of itself and a captive source of raw materials for the long term.”

Upon closing of the transaction, which is expected in mid-February 2009, Geneva will change its name to India Steel and Metals Corporation. For additional information on the acquisition, see the Form 8-K filed by Geneva, which can be obtained, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

Conference Call
Geneva and GHIL’s management team will conduct a conference call to discuss the details of the agreement on Tuesday, December 2nd at 11:00 am ET. Interested parties may participate in the call by dialing (706) 634 - 4739. Please call in 10 minutes before the call is scheduled to begin, and ask for the Geneva/GHIL call (conference ID# 73112961).

Roadshow Schedule
The management of Geneva and GHIL will hold several meetings with potential investors prior to the completion of the acquisition to further discuss the transaction. If any accredited investors are interested in meeting with management, please contact Lena Cati of The Equity Group at 212-836-9611 or lcati@equityny.com.

About Geneva Acquisition Corporation
On February 16, 2007, Geneva consummated its Initial Public Offering of 10,000,000 units. On March 8, 2007, the underwriters exercised their over-allotment option, resulting in the sale of an additional 1,500,000 units. Each unit consisted of one share of common stock and two stock purchase warrants. Each warrant entitles the holder thereof to purchase one share of its common stock at an exercise price of $5.00. Simultaneously with the consummation of the Initial Public Offering, certain officers and directors and the initial stockholders purchased in a private placement an aggregate of 2,923,077 warrants at $0.65 per warrant. Net proceeds from the Initial Public Offering, including the proceeds received upon the full exercise of the over-allotment option, and the warrant private placement, of approximately $67,440,000 (including $2,070,000 of deferred underwriting discounts), were placed in a Trust Account. Lazard Capital Markets, Ladenburg Thalmann & Co. Inc., and Ferris, Baker Watts, Incorporated acted as underwriters in connection with the IPO.

The closing of the transaction is subject to approval by the stockholders of Geneva Acquisition Corporation. In accordance with Geneva’s certificate of incorporation, the transaction will be consummated if not more than 20% of the shares of Geneva vote against the acquisition and elect to convert their shares into cash.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Geneva and GHIL and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Geneva’s and GHIL’s expectations include, without limitation, the failure of Geneva’s stockholders to approve transaction with GHIL, the number and percentage of Geneva’s stockholders voting against the transaction with GHIL and electing to exercise their redemption rights, changing interpretations of generally accepted accounting principles, costs associated with continued compliance with government regulations, legislation and the regulatory environment, the continued ability of GHIL to successfully execute its business plan, the amount of capital actually deployed into the expansion plan, demand for the products and services GHIL provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in Geneva’s filings with the Securities and Exchange Commission (the “SEC”). Geneva and GHIL undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

This press release contains unaudited non-GAAP financial measures. Management believes that the presentation of these non-GAAΡ financial measures serves to the enhance understanding of GHIL’s individual operating and financial performance. These non-GΑΑΡ financial measures should be considered in addition to, but not as substitutes for, the most directly comparable U.S. GAAP measures.

Certain financial information and data of GHIL contained in this press release is unaudited and prepared by GHIL as a private company, and may not conform to SEC Regulation S-Χ. Accordingly, such information and data maybe adjusted and presented differently in Geneva’s proxy statement to solicit stockholder approval of the proposed acquisition.

Geneva Acquisition Corporation expects to file with the SEC later today a preliminary proxy statement in connection with the proposed acquisition of GHIL and to subsequently mail a definitive proxy statement and other relevant documents to Geneva stockholders. Stockholders of Geneva and other interested persons are advised to read, when available, Geneva’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Geneva Acquisition Corporation’s solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about GHIL, Geneva and the proposed acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition. Once filed, stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Geneva Acquisition Corporation., 400 Crown Colony Drive, Suite 104, Quincy, MA 02169.

Geneva, its directors and officers maybe deemed participants in the solicitation of proxies from Geneva’s stockholders. Α list of the names of those directors and officers and descriptions of their interests in Geneva Acquisition Corporation is contained in Geneva’s prospectus dated February 16, 2007, which is filed with the SEC, and will also be contained in Geneva’s proxy statement when it becomes available. Geneva’s stockholders may obtain additional information about the interests of its directors and officers in the acquisition by reading Geneva’s proxy statement when it becomes available.

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CONTACT:

Geneva Acquisition Corporation
400 Crown Colony Drive, Suite 104
Quincy, MA 02169
James E. McGrath, 617-361-6530
jmcgrath@geneva-spac.com
or
John Rousseau, 617-472-2805 X 8410
jrousseau@geneva-spac.com

or

Investor Relations:
The Equity Group Inc.
Lena Cati, 212-836-9611
lcati@equityny.com
or
Linda Latman, 212-836-9609
llatman@equityny.com